UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 9, 2004

H&R BLOCK, INC.
(Exact name of registrant as specified in charter)

Missouri	1-6089	44-0607856
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
4400 Main Street, Kansas City, MO	64111
(Address of Principal Executive Offices)	(Zip Code)
(816) 753-6900
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On September 9, 2004, H&R Block, Inc. (the "Company") announced that William L. Trubeck will join the Company on October 4, 2004 as Executive Vice President and Chief Financial Officer.

Mr. Trubeck, age 58, previously served as Executive Vice President - Western Group of Waste Management, Inc. from April 2003 to September 2004, Executive Vice President - Operations Support, Chief Administrative Officer and Chief Financial Officer of Waste Management, Inc. from May 2002 to April 2003, Executive Vice President and Chief Financial Officer of Waste Management, Inc. from March 2001 to April 2002, Senior Vice President and Chief Financial Officer of Waste Management, Inc. from March 2000 to March 2001, Senior Vice President - Finance and Chief Financial Officer of International Multifoods, Inc. from 1997 to March 2000 and President, Latin American Operation of International Multifoods, Inc. from 1998 to March 2000.

A copy of the press release issued by the Company on Thursday, September 9, 2004 is attached herewith as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC. BY: /S/ Bret G. Wilson —————————————— Bret G. Wilson Vice President and Secretary

Date: September 9, 2004

EXHIBIT INDEX

Exhibit 99.1   Press Release issued by H&R Block, Inc. on September 9, 2004.